UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2010, Avon Products, Inc. (the “Company”) entered into an Asset Purchase Agreement with SD Acquisition LLC, a wholly-owned subsidiary of the Company (together with the Company, the “Buyer”), Silpada Designs, Inc. (the “Seller”), the stockholders of the Seller, and Gerald A. Kelly, Jr., solely in his capacity as representative of the Seller and the stockholders of the Seller (the “Agreement”).

Pursuant to the Agreement, at closing the Buyer will purchase and assume from the Seller substantially all of the assets and liabilities of the Seller, for aggregate cash consideration of approximately $627 million, subject to adjustments for working capital, debt and cash. The Agreement also provides for an affiliate of the Buyer to simultaneously acquire certain real properties, for aggregate cash consideration of approximately $23 million, pursuant to a real property purchase agreement entered into with an affiliate of the Seller.

Additional consideration pursuant to the Agreement may be payable by the Buyer to the Seller in 2015, in the event the Seller’s North American business acquired by the Buyer achieves specific EBITDA targets over the 2012, 2013 and 2014 calendar years. While there is no contractual minimum or maximum to this potential additional payment, we estimate that it could range from $50 to $100 million.

The Agreement contains customary representations, warranties and covenants. The Seller has agreed to indemnify the Buyer from and against losses the Buyer may incur arising out of breaches of the Seller’s or Seller’s stockholders’ representations, warranties and covenants contained in the Agreement, subject to specified time and amount limits and other exceptions.

The transaction contemplated by the Agreement is subject to the satisfaction of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The above summary is qualified by reference to the text of the Agreement that is filed herewith as Exhibit 2.1 and incorporated herein by reference.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this current report on Form 8-K that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Please see the Company’s filings with the Securities and Exchange

(Page 2 of 4 Pages)

Commission (including the information set forth under the captions “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and “Cautionary Statement for Purposes of the ‘Safe Harbor’ Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2010) for additional information about the factors that could cause such differences. We undertake no obligation to update any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated as of July 9, 2010, by and among Avon Products, Inc., SD Acquisition LLC, Silpada Designs, Inc., the stockholders of Silpada Designs, Inc., and Gerald A. Kelly, Jr., solely in his capacity as representative of Silpada Designs, Inc. and the stockholders of Silpada Designs, Inc.*

*	The attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted attachments is contained in the agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted attachment upon request.

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/S/ CHARLES W. CRAMB
Charles W. Cramb
Vice Chairman, Chief Finance and Strategy Officer

Date: July 12, 2010

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement, dated as of July 9, 2010, by and among Avon Products, Inc., SD Acquisition LLC, Silpada Designs, Inc., the stockholders of Silpada Designs, Inc., and Gerald A. Kelly, Jr., solely in his capacity as representative of Silpada Designs, Inc. and the stockholders of Silpada Designs, Inc.